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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): March 8, 2000




                          THE SOUTHSHORE CORPORATION
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            (Exact name of registrant as specified in its charter)



     Colorado                 0-19949                       84-1153522
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(State or other        (Commission file number)          (IRS Employer
jurisdiction of                                          Identification No.
incorporation or organization)



  5373 North Union Boulevard, Suite 100, Colorado Springs, Colorado     80918
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  (Address of principal executive offices)                         (Zip Code)


      Registrant's telephone number, including area code:  (719) 590-4900
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               -------------------------------------------------
  (Former name or former address and telephone number, if changed since last report)

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ITEM 2:   ACQUISITION OF ASSETS
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     On March 8, 2000, Southshore Corporation, a Colorado corporation, (the
"Company") through its wholly owned subsidiary iRV Dealerships, Inc., a Colorado corporation, ("iRV Dealerships"), and through iRV Knoxville, Inc., a wholly owned subsidiary of iRV Dealerships, ("iRV Knoxville") closed upon and consummated a definitive Asset and Purchase and Sale Agreement (the "Agreement") between and among iRV Dealerships, iRV Knoxville, Coach & Campers, Ltd., a Tennessee corporation, ("Coach & Campers") and Donald C. Hanney II, the sole shareholder of Coach & Campers (hereafter the "Sellers") pursuant to which iRV Knoxville acquired substantially all of the assets and properties, both tangible and intangible, used by Coach & Campers, Inc. in connection with its ownership and operation of an RV dealership in Knoxville, Tennessee (the "Business"). The assets of the Business included inventories, accounts receivable, furniture, fixtures, office machinery and equipment, and other tangible property, prepaid expenses, contracts and licenses and other intangible assets.

     The purchase price paid for the assets of the Business consisted of (i) an aggregate of $179,500 in cash, which was paid at the time of closing, (ii) 7,500 shares of Southshore Corporation common stock, which shares are "restricted securities" under the Securities Act of 1933, as amended, and
(iii) the assumption of debt in the aggregate principal amount of $120,000 (the "Purchase Price").

     The source of funds used by the Company to pay the cash portion of the Purchase Price was a private placement of equity completed by iRV, Inc., a subsidiary of the Company.

     The Company, through iRV Knoxville, will continue to operate the Business from its principal facilities in the Knoxville, Tennessee area.

     Concurrently with the closing of the Asset Purchase and Sale Agreement, the Company completed the placement of a floor financing agreement with Deutsche Financial Services pursuant to which the Company may draw up to $2,000,000 to purchase inventory in connection with the operation of the dealership. In connection with obtaining the floor financing, The Rockies Fund, Inc. provided an irrevocable letter of credit in favor of Deutsche Bank in the principal amount of $300,000. In consideration of providing the irrevocable letter of credit, Southshore Corporation agreed to grant to The Rockies Fund, Inc. warrants exercisable to purchase 2,500 shares of the Company's common stock at an exercise price of $2.00 per share for each month that the letter of credit is issued and outstanding.

     As part of the transaction, the Company entered into a verbal consulting agreement with Donald Hanney pursuant to which it has agreed to pay Mr. Hanney for consulting services $1,000 per week for 26 weeks following the closing.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS
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     (a)  Financial Statements
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          Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report. Such audited financial statements required by Item 7(a) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

     (b)  Pro Forma Financial Information
          -------------------------------

          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report. Such pro forma financial information required by Item 7(b) shall be filed not later than sixty (60) days after the due date of this Current Report on Form 8-K.

     (c)  Exhibits
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          Item      Title
          ----      ------------------

          1.1       Agreement for Purchase and Sale of Assets
          1.2 Articles of Incorporation of Innovative Recreational Dealerships, Inc.
          1.3 Articles of Amendment to the Articles of Incorporation of Innovative Recreational Dealerships, Inc. changing its name to iRV Dealerships, Inc.
          1.4       Articles of Incorporation of iRV Knoxville, Inc.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SOUTHSHORE CORPORATION



Date: March 22, 2000               By: /s/ John H. Deufel
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                                        John H. Deufel, President